Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

La Jolla Pharmaceutical Company

San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of La Jolla Pharmaceutical Company of our report dated March 30, 2012, relating to the consolidated financial statements of La Jolla Pharmaceutical Company appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ BDO USA, LLP

San Diego, California
November 13, 2012